EXHIBIT 1

EVIDENCE OF SIGNATORY AUTHORITY

Excerpt from Commercial Register of Novartis Pharma AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.004.604-7
				from: CH-270.3.004.604-7/b	1
CHE-106.052.527	Limited or Corporation	25.10.1989		on:

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis Pharma AG	1	Basel
1		(Novartis Pharma SA) (Novartis Pharma Inc.)

CHE-106.052.527			Novartis Pharma AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
	58		Rehm, Christian Jakob, von Illanz/Glion, in Cham	secretary (out of the board)	joint signature at two

CHE-106.052.527			Novartis Pharma AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
55			Foertsch, Lukas, von Zürich, in Sissach		joint signature at two

Excerpt from Commercial Register of Novartis AG

Identification number	Legal status	Entry	Cancelled	Carried CH-270.3.002.061-2
				from: CH-270.3.002.061-2/a	1
CHE-103.867.266	Limited or Corporation	01.03.1996		on:

All data

In	Ca	Business name	Ref	Legal seat
1		Novartis AG	1	Basel
1		(Novartis SA) (Novartis Inc.)

CHE-103.867.266			Novartis AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Rehm, Christian Jakob, von Illanz/Glion, in Cham		joint signature at two

CHE-103.867.266			Novartis AG		Basel	3
All data
In	Mo	Ca	Personal Data	Function	Signature
1			Weiss, Daniel Andreas, von Basel, in Biel-Benken		joint signature at two